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                                                                     EXHIBIT 5.1


REEDER & SIMPSON P.C.


RRE Commercial Center                         R. Simpson
P.O. Box 601                                  8 Karaiskaki St., Moschaton 183 45
Majuro, MH 96960, Marshall Islands            Athens, Greece
Telephone: +692 625 3602                      Telephone:    +30 210 941 7208
Fax:       +692 625 3603                      Fax:          +30 210 941 4790
E-mail:    dreeder@ntamar.net                 E-mail:       simpson@otenet.gr
                                              Mobile phone: +30 6945 465 173


                                                                  May ____, 2005
FreeSeas Inc.
93 Akti Miaouli
Piraeus, Greece

                Re: FREESEAS INC. (FORMERLY ADVENTURE HOLDINGS, S.A.)

Ladies and Gentlemen:

         We have acted as Marshall Islands counsel to FreeSeas Inc. (formerly Adventure Holdings S.A.) a Marshall Islands corporation (the "Company"), in connection with the issuance of shares of common stock of the Company, par value $.001 per share (the "Common Stock") as described in the Company's Registration Statement on Form F-1 (File No.333- [___________]) as filed with the U.S. Securities and Exchange Commission (the "Commission") on April ___, 2005, as thereafter amended or supplemented (the "Registration Statement"). The Registration Statement was filed in connection with the merger of Trinity Partners Acquisition Company, Inc. ("Trinity"), with and into the Company (the "Merger") pursuant to the Agreement and Plan of Merger dated as of March 24, 2005 between Adventure Holdings S.A. and Trinity (the "Merger Agreement"), as described in the form of Joint Proxy Statement/Prospectus included in the Registration Statement (the "Trinity Proxy Statement").

         The Common Stock has been or is being issued by the Company as follows:
(a) 1,782,600 shares of Common Stock (the "Merger Stock") to be issued to the holders of the outstanding shares of common stock of Trinity pursuant to the Merger, (b) 4,500,000 shares of Common Stock issued to the principal shareholders of the Company and outstanding (the "Company Outstanding Stock"),
(c) an aggregate of 4,067,500 shares of Common Stock issuable upon the exercise of certain options and warrants to be issued by the Company to the current holders of the outstanding options and warrants of Trinity pursuant to the Merger (the "Merger Underlying Shares") and (d) 950,000 shares of Common Stock issuable upon the exercise of certain options and warrants issued to, or beneficially owned by, the principal shareholders of the Company (the "Company Underlying Shares"). The Company Outstanding Stock and the Company Underlying Shares are included in the Registration Statement for purposes of registering the resale thereof by such holders, as described in the form of prospectus included in the Registration Statement relating to such resale (the "Resale Prospectus").

         We have examined originals or copies, certified or otherwise identified to our satisfaction the following documents (together the "Documents"): (i) the Registration Statement; (ii) the Resale Prospectus; (iii) the Merger Agreement and the Trinity Proxy Statement; (iv) the Company's Amended and Restated Articles of Incorporation; (v) the Company's Amended and Restated By-laws; (vi)

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the form of the Articles of Merger between the Company and Trinity to be filed with the Registrar of Corporations of the Marshall Islands; and (vii) Certified copy of the minutes of meetings of the Board of Directors of the Company held __________ and ________ (the "Resolutions"). We have also examined such corporate documents and records of the Company and other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures, and the legal competence or capacity of persons or entities to execute and deliver such documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others, and have made no independent investigation, but have assumed that any representation, warranty or statement of fact or law, other than as to the laws of the Marshall Islands, made in any of the Documents is true, accurate and complete;

         Based upon and subject to the foregoing, and having regard to such other legal considerations that we deem relevant, we are of the opinion that:

         1. The shares of Company Outstanding Stock have been duly authorized and are validly issued, fully paid and non-assessable. The Company Underlying Shares, when issued upon the exercise of the respective options and warrants, will be validly issued, fully paid and non-assessable.

         2. The Merger Stock and Merger Underlying Shares have been duly authorized, and when issued upon consummation of the Merger pursuant to the Merger Agreement, or upon the exercise of the respective options and warrants, will be validly issued, fully paid and non-assessable.

         We qualify our opinion to the extent that we express no opinion as to any law other than Marshall Islands law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Marshall Islands. This opinion is limited to Marshall Islands law.

         This opinion letter is limited to the laws of the Republic of the Marshall Islands, including the statutes and Constitution of the Republic of the Marshall Islands, as in effect on the date hereof and the reported judicial decisions interpreting such statutes and constitution.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us under the headings "Legal Matters" in the Resale Prospectus and the Trinity Proxy Statement, without admitting we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

                                                  Very truly yours,

                                                  REEDER & SIMPSON P.C.


                                                  By
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